Exhibit 10(ii)

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of June 19, 2006, by and between ATMOSPHERIC GLOW TECHNOLOGIES, INC, a Tennessee corporation (together with its successors and assigns permitted under this Agreement, the “Company”), and W. SCOTT McDONALD (the “Employee”).

R E C I T A L S:

A. The Company is engaged in the business of developing, marketing and creating commercial applications for plasma technology.

B. The Company desires to engage the Employee as an employee of the Company upon the terms and conditions set forth in this Agreement, and the Company considers the services of the Employee to be in the best interests of the Company and its shareholders.

C. The Employee desires to enter into this Agreement and to serve as an employee of the Company upon the terms and conditions set forth in this Agreement.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

1. Term of Employment. Unless earlier terminated in accordance with this Agreement, the Company hereby employs the Employee, and the Employee hereby accepts such employment, for a period commencing as of the date of this Agreement and continuing until terminated in accordance with this Agreement (the “Term of Employment”).

2. Position, Duties and Responsibilities.

(a) Duties. During the Term of Employment, the Employee shall serve as the Chief Executive Officer of the Company and shall, among other duties, act as a member of the executive management team of the Company. In general, the Employee shall exercise such powers and perform such duties as are delegated to the Employee by the Company’s Board of Directors. The Employee, in carrying out his duties under this Agreement, shall report to the Board.

(b) Performance. The Employee shall devote his entire working time, attention and energies to the performance of his duties hereunder and shall not be engaged in any other business activity, whether or not pursued for gain, without the prior written consent of the Board in every specified instance. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered at such place or places and at such times as the needs of the Company may from time to time dictate.

(c) Allowed Activity. Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude the Employee from (i) engaging in charitable activities and community affairs, and (ii) managing his personal investments and affairs, provided that such activities do not materially interfere with the performance of the Employee’s duties and responsibilities as an employee of the Company or conflict with any provision of this Agreement.

3. Base Salary. The Employee shall be paid an annualized salary, payable in accordance with the regular payroll practices of the Company and subject to applicable withholdings, of One Hundred Sixty-Two Thousand Dollars ($162,000.00) (the “Base Salary”) beginning as of June 19, 2006. Subject to separate approval by the Board based solely upon the Board’s satisfactory evaluation of the Employee’s performance of his duties as an officer and employee of the Company, the Base Salary may be subject to change during the Term of Employment in the sole discretion of the Board.

4. Option Award. The Company shall award options to the Employee to purchase Common Shares of the Company in accordance with the terms and conditions of the Company’s 2006 Equity Incentive Plan and pursuant to the Option Agreement attached hereto and made a part hereof (the “Option Award”).

5. Employee Benefit Programs. During the Term of Employment, the Company shall provide the following benefits to the Employee at the Company’s expense:

(a) The Employee and his family shall be entitled to participate in the Company’s group health insurance policy upon the terms and conditions from time to time established by the Company;

(b) The Employee shall be entitled to receive such other benefits, office accommodations and administrative support comparable to those received by the other members of the executive management team of the Company; and

(c) After completing six (6) full months of service, the Employee shall receive three (3) weeks of paid vacation per year.

6. Reimbursement of Business and Other Expenses. The Employee is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse the Employee for business expenses incurred by him in connection with carrying out the business of the Company which are allowed under, and subject to documentation in accordance with, the Company’s policies from time to time in effect; provided, however, that any significant expenses that the Employee anticipates will be so incurred must be approved in writing by the Company.

7. Termination of Employment.

(a) Termination Due to Death. (i) This Agreement shall terminate automatically upon the death of the Employee.

(ii) In the event the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

A. Base Salary which has not been paid through the date of death;

B. any amounts earned, accrued or owing but not yet paid under Sections 5 and 6 hereof plus continued participation in the Company’s group health insurance policy as required under law;

C. all rights of the Employee, if any, under the Option Award; and

D. other or additional benefits in accordance with applicable plans and programs of the Company.

The Company shall have the right, but not the obligation, to acquire key-man life insurance on the life of the Employee, and the Employee agrees to submit to such physical examination and testing as may be necessary for such coverage.

(b) Termination Due to Disability. (i) This Agreement shall terminate automatically upon the Disability (as defined below) of the Employee. In no event shall a termination of the Employee’s employment for Disability occur unless the party terminating his employment gives written notice to the other party in accordance with this Agreement. “Disability” shall mean the Employee’s inability to substantially perform his duties and responsibilities under this Agreement as determined by the Board for a period of (A) thirty (30) consecutive days, or (B) sixty (60) or more days in the aggregate during any period of at least one hundred twenty days (120). The determination of Disability may be made by the Board in consultation with one or more physicians selected by the Board. The failure of the Employee to submit to one or more reasonable examinations by such physician or physicians shall prevent the Employee from making any objection to a determination of Disability by the Board.

(ii) In the event the Employee’s employment is terminated due to his Disability, the Employee shall be entitled to the following:

A. Base Salary which has not been paid through the date of termination due to the Employee’s Disability;

B. any amounts earned, accrued or owing but not yet paid under Sections 5 and 6 hereof plus continued participation in the Company’s group health insurance policy as required under law;

C. all rights of the Employee, if any, under the Option Award;

D. other or additional benefits in accordance with applicable plans and programs of the Company.

(c) Termination for Cause. (i) The Company may terminate the employment of the Employee for Cause (as defined below) at any time effective immediately upon written notice to the Employee. For purposes hereof, the term “Cause” shall mean that the Board has determined that any one or more of the following events have occurred:

A. the Employee’s failure, refusal and/or inability to perform his duties under this Agreement in a manner satisfactory to the Company in its reasonable discretion, the Employee’s failure to follow a lawful directive of the Board;

B. the Employee’s breach of any provision of Sections 8, 9, 10 or 11 hereof;

C. the Employee’s breach of any of his fiduciary duties to the Company or the making of a misrepresentation to or on behalf of the Company, which breach or misrepresentation might reasonably be expected to have a material adverse effect on the Company;

D. the Employee’s material breach of any one or more of the provisions of this Agreement which are not otherwise listed above, which breach has continued for a period of at least thirty (30) days after notice from the Board describing such breach in reasonable detail;

E. the Employee’s indictment for any felony or crime involving monies or other property or any offense of moral turpitude; or

F. the Employee’s fraud, embezzlement, theft, dishonesty, willful misconduct or deliberate injury to the Company or its affiliates or other employees.

(ii) In the event the Employee’s employment is terminated for Cause, the Employee shall be entitled to:

A. Base Salary which has not been paid through the date of the termination of the Employee’s employment by the Company;

B. any amounts earned, accrued or owing but not yet paid under Sections 5 and 6 hereof plus continued participation in the Company’s group health insurance policy as required under law;

C. all rights of the Employee, if any, under the Option Award; and

D. other or additional benefits in accordance with applicable plans or programs of the Company.

(d) Discontinuation of Business. (i) The Company may terminate the Employee’s employment at any time effective immediately upon written notice to the Employee upon the discontinuance of the business of the Company.

(ii) In the event the Employee’s employment is terminated due to the discontinuance of the business of the Company, the Employee shall be entitled to:

A. Base Salary which has not been paid through the date of the termination of the Employee’s employment by the Company;

B. any amounts earned, accrued or owing but not yet paid under Sections 5 and 6 hereof plus continued participation in the Company’s group health insurance policy as required under law;

C. all rights of the Employee, if any, under the Option Award; and

D. other or additional benefits in accordance with applicable plans and programs of the Company.

(e) Termination By Notice. (i) Either the Company or the Employee may terminate this Agreement, by giving at least thirty (30) days prior written notice of termination to the other party.

(ii) In the event the Employee’s employment is terminated by notice as provided above, the Employee shall be entitled to receive:

A. Base Salary which has not been paid through the date of the termination of the Employee’s employment by the Company;

B. any amounts earned, accrued or owing but not yet paid under Sections 5 and 6 hereof plus continued participation in the Company’s group health insurance policy as required under law;

C. all rights of the Employee, if any, under the Option Award; and

D. other or additional benefits in accordance with applicable plans and programs of the Company.

8. Trade Secrets. The Employee will have access to and familiarity with various trade secrets of the Company, which may consist of, but shall not necessarily be limited to, compilations of information, proprietary information, software and hardware operations, structures and/or configurations, records, sales procedures, business and marketing research and plans, customer requirements, pricing techniques, customer lists, employee lists, methods of doing business, manufacturing processes, manufacturing techniques, product information, and other confidential information (“Trade Secrets”), all of which are either licensed by the Company or owned by the Company, its affiliates, its customers, its vendors or its suppliers (which term as used throughout this Agreement includes licensors of Trade Secrets) and which are regularly used in the operation of the business of the Company. The Employee further acknowledges and agrees that all such Trade Secrets are valuable, special and unique assets of the Company or its affiliates, customers or suppliers, the disclosure of which would cause substantial injury and loss to the Company.

9. Inventions and Discoveries. The Employee acknowledges and agrees that the Company is the owner of all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable materials made or conceived by the Employee solely or jointly during the Term of Employment of the Employee by the Company which relate or pertain to the business functions or operations of the Company. For purposes of copyright laws, the Company is the author of all of such inventions, ideas, disclosures and improvements because they are “works made for hire.” No person other than the Company has the right to sell, transfer or assign any right, title or interest to said inventions, ideas, disclosures and improvements. The Employee agrees to communicate promptly, and to disclose to the Company in such form as the Company may request, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements and to execute and deliver such form of transfers and assignments and such other papers and documents as may be required of the Employee to the Company, or any person designated by the Company, to file and prosecute the patent applications and, as to copyrighting copyrightable material, to obtain copyright thereof.

10. Confidential Information.

(a) Confidential Information. The Employee recognizes and acknowledges that, in connection with the performance of the Employee’s duties on behalf of the Company, the Employee has had and will continue to have access to Trade Secrets and other confidential information of the Company and its affiliates, customers, vendors and suppliers (collectively, the “Confidential Information”), and that any such Confidential Information hereafter made available to or otherwise developed by the Employee will be solely in connection with the performance by the Employee of his duties to the Company. Accordingly, the Employee agrees that the Employee will not, directly or indirectly, during the Term of Employment or thereafter, use, disclose or make available to anyone any Confidential Information. The term “Confidential Information” as used herein specifically includes, without limitation, (a) information or technology, software designs, website designs, technical parameters and protocols, business practices, financial information, customer and prospective customers names, leads and account information, suppliers and prospective suppliers names, mailing lists, computer programs, marketing strategies (including, without limitation, displays, drawings, memoranda, designs, styles or devices), employee names, compensation and benefit information of the Company, its affiliates, customers, vendors and suppliers, and (b) any and all intellectual and proprietary rights, including without limitation, any copyrights, patents and trade secrets, now or hereafter licensed, owned or developed by the Company and/or its affiliates (collectively, the “IP Rights”). The Employee hereby accepts the disclosure of the Confidential Information and acknowledges the Company’s exclusive claim to the IP Rights in the Confidential Information to the exclusion of the Employee. Without in any way limiting the generality of the foregoing, the Employee expressly acknowledges and agrees that all files, records, documents, information, data and all other property relating to the business of the Company, whether prepared by the Employee or otherwise coming into the Employee’s possession, shall remain the exclusive property of the Company, shall not be removed from the premises of the Company under any circumstances without the prior written consent of the Board (except in the ordinary course of business during the Term of Employment), and in any event shall be promptly delivered to the Company upon the termination of the Employee’s employment by the Company for any reason. The Employee will treat the Confidential Information with the utmost degree of care. Any information disclosed to the Employee in the course of the performance of the Employee’s duties to the Company shall be presumptively deemed to constitute “Confidential Information”, and shall conclusively be deemed “Confidential Information” if either (i) marked as “Confidential” at the time of disclosure, or (ii) orally identified as Confidential Information at the time of disclosure to the Employee.

(b) Exclusion. The term “Confidential Information”, as used herein, does not include information: previously and rightfully owned by the Employee; in the public domain other than by unauthorized acts of the Employee; rightfully disclosed to the Employee by a third party without obligation of confidentiality; or disclosed under operation of law; in which case the Employee will immediately notify the Company thereof and assist the Company in the legal intercession to protect the confidentiality of all such information.

(c) No Ownership Rights. Other than as set forth herein, this Agreement (i) creates no rights in the Employee regarding the transfer, purchase, sale or license of any IP Rights, and (ii) permits no use, reproduction, copying, manufacture, modification, sale, transfer, distribution, reverse engineering or other attempt to derive source code of the Confidential Information, or the creation of any derivative works from the Confidential Information.

(d) Return of Confidential Information. Upon the termination of the Employee’s employment by the Company or upon demand by the Company, the Employee will forthwith return all originals and copies of the Confidential Information to the Company.

11. Restrictive Covenants.

(a) Nonsolicitation Covenant. The Employee acknowledges that he is employed hereunder in a key management and sales capacity with the Company during the Term of Employment with access to information relating to all of the Company’s sales and proprietary information, that the Company is engaged in a highly competitive business and that the success of the Company’s business in the marketplace depends upon its goodwill and reputation for quality and dependability. During the Term of Employment and for a period of two (2) years after the termination of employment (the “Nonsolicitation Period”), the Employee shall not directly or indirectly solicit or sell any services or products which are the same as or similar to the services or products of the Company, to those persons or entities who are or were customers of the Company during the Term of Employment. This prohibition shall also apply to the Employee to prevent the type of sales described above to those persons with whom the Company had contact during the Term of Employment and that become customers of the Company within one (1) year after termination of employment of the Employee. The Employee shall not solicit such accounts on behalf of himself or any other person or entity.

(b) Noncompete Covenants. During the Term of Employment and for a period of two (2) years after termination of employment (the “Noncompete Period”), the Employee shall not enter into or engage in activities relating to the development or commercialization of atmospheric plasma technology or sale of products which compete with the Company’s products or any business in which the Company had engaged and in which business the Employee has been involved during the Term of Employment, either as an individual on his own account, or as a partner or joint venturer, or as an owner, partner, officer, director, employee, agent or salesman, for any entity or other person which competes with the Company, within a one hundred seventy-five (175) mile radius of any place of business of the Company. Notwithstanding the foregoing, the Employee may own up to five percent (5%) of an entity which competes with the Company if the class of such entity’s securities owned by the Employee is traded on a national stock exchange or listed in the NASDAQ National Market listings and the Employee does not have other relationships with such company. Further, the Employee shall not solicit or induce, or attempt to solicit or induce, employees of the Company to terminate their employment with the Company during the Noncompete Period.

(c) Scope of Enforceability. The parties have attempted to limit the Employee’s right to compete only to the extent necessary to protect the Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope of enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

(d) Extension of Time Period. In the event that the Employee violates any legally enforceable provision of this Agreement as to which there is a specific time period during which the Employee is prohibited from taking certain actions or from engaging in certain activities, then the time period shall be extended for the same amount of time that any such violation continued.

(e) Acknowledgment. The Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement and hereby acknowledges and agrees that the same (i) are reasonable in time and territory and designed to eliminate competition that would otherwise be unfair to the Company; (ii) in the event his employment with the Company terminates for any reason, will not prevent him from earning a livelihood without violating the restrictions; and (iii) are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Employee.

(f) No Disparagement. The Employee further agrees that he will not disparage the Company during the Employment Term, the Noncompete Period and the Nonsolicitation Period.

12. Nature of the Relationship. The Employee acknowledges and agrees that the Employee owes certain fiduciary duties to the Company by virtue of his employment and other relationships with the Company. The Employee further acknowledges and agrees that the Employee is bound by the covenants and agreements made by the Employee in Sections 8, 9, 10, 11, 12, 14 and 15 of this Agreement notwithstanding any breach or violation of, or any dispute that may arise under, this Agreement by either the Company or the Employee. The Employee further covenants and agrees that the Employee will not interpose as an affirmative defense to any breach or violation by the Employee of any of the covenants and agreements of the Employee set forth in Sections 8, 9, 10 or 11 of this Agreement the occurrence of any default by the Company under this Agreement or otherwise attempt to condition the observance by the Employee of the covenants and agreements of the Employee set forth in Sections 8, 9, 10 or 11 of this Agreement to any attempt by the Employee to obtain increased compensation or other increased or more lucrative remuneration from the Company in exchange for the performance of services by the Employee on behalf of the Company.

13. Set Off. The Company shall have the right to set off any amounts owed to it by the Employee from any amounts payable by the Company to the Employee.

14. Reasonable Restrictions. The Employee acknowledges and agrees that the restrictive covenants set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. If one or more of the provisions contained in this Agreement (or any portion of any such provision) shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (or any portion of any such provision), but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had not been contained in this Agreement. If, for any reason, any of the restrictions or covenants contained in this Agreement is finally held by a court of competent jurisdiction to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be determined to be null, void or of no effect, but to the extent it is or would be valid or enforceable under applicable law, it shall be construed and interpreted to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained in this Agreement) as shall be valid and enforceable under such applicable law. If any court of competent jurisdiction determines that one or more of the provisions contained in this Agreement (or any portion of any such provision) shall for any reason be invalid, illegal or unenforceable in any respect, such court shall have the power to modify such provision (or any portion of any such provision), and, in its modified form, such provision shall then be valid and enforceable.

15. Injunctive Relief. The Employee and the Company agree that a violation of the covenants and agreements of the Employee set forth in Sections 8, 9, 10 or 11 of this Agreement will cause irreparable damage to the Company, and the Company shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining the Employee from doing or continuing to do any such act or any other violations or threatened violations of the Employee’s covenants and agreements set forth in Sections 8, 9, 10 or 11 of this Agreement.

16. Assignability; Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs (in the case of the Employee) and assigns. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 27 below.

17. Mutual Representations. The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (a) will not constitute a default under or conflict with any agreement or other instrument to which the Employee is a party or by which the Employee is bound and (b) do not require the consent of any person or entity. The Company represents and warrants to the Employee that this Agreement has been duly authorized, executed and delivered by the Company and that such execution and delivery and the fulfillment of the terms hereof (y) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound, and (z) do not require the consent of any person or entity. Each party hereto represents and warrants to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

18. Costs and Expenses. The prevailing party in any suit hereunder shall recover all related costs, expenses and reasonable attorney fees.

19. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

20. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three (3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or by any nationally-recognized overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 20: (a) if to the Company, 924 Corridor Park Boulevard, Knoxville, Tennessee 37932-3723, Attn: Kimberly Kelly-Wintenberg, and (b) if to the Employee, W. Scott McDonald, 912 Vista Oaks Lane, Knoxville, Tennessee 37919.

21. Modification; Waiver. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Employee or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

23. Counterparts. This Agreement may be signed by each party upon a separate copy or separate signature page, and any combination of separate copies signed by both parties or including signature pages so signed will constitute a single counterpart of this Agreement. This Agreement may be signed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement. It will not be necessary, in proving this Agreement in any proceeding, to produce or account for more than one counterpart of this Agreement. This Agreement will become effective when one or more counterparts have been signed by each party and delivered to the other party. Either party may deliver an executed copy of this Agreement (and an executed copy of any documents contemplated by this Agreement) by facsimile transmission to the other party, and such delivery will have the same force and effect as any other delivery of a manually signed copy of this Agreement (or such other document).

24. Jurisdiction. The Company and the Employee hereby irrevocably agree that any legal action, suit or proceeding with respect to the obligations and liabilities of the Employee under this Agreement or any other matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the courts of Knox County, Tennessee, and by execution and delivery of this Agreement, the Company and the Employee hereby irrevocably accept and submit to the non-exclusive jurisdiction of such court in personam generally and unconditionally with respect to any such action, suit or proceeding involving the enforcement of the obligations and liabilities of the Employee under this Agreement or any other matter under or arising out of or in connection with this Agreement. The Company and the Employee further agree that final judgment against the Company or the Employee in any action, suit or proceeding referred to herein shall be conclusive after all appeals have been exhausted or waived by the Company or the Employee, and may thereafter be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of the obligations and liabilities of the Company and the Employee. The Company and the Employee further irrevocably consent and agree to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or the Employee at the address set forth in Section 20 hereof or by serving copies thereof upon any statutory or registered agent for service of process of the Company or the Employee. The Company and the Employee each agrees that service upon such party as provided for herein shall constitute valid and effective personal service upon the Company and the Employee and that the failure of any statutory or registered agent to give any notice of such service to the Company or the Employee shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the Company to bring actions, suits or proceedings with respect to the obligations and liabilities of the Employee under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction as shall seem appropriate to the Company, or to affect the rights to service of process in any jurisdiction in any manner permitted by law. In addition, the Company and the Employee each hereby irrevocably and unconditionally waives any objection which the Company or the Employee may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of Knox County, Tennessee, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

25. Entire Agreement. This Agreement, together with the Option Award and the Severance Agreement , contain the entire understanding and agreement between the parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

26. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of the Employee’s employment to the extent necessary to the intended preservation of such rights and obligations.

27. Beneficiaries/References. The Employee shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Employee’s death by giving the Company written notice thereof. In the event of the Employee’s death or a judicial determination of his incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

28. Governing Law/Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Tennessee without reference to principles of conflict of laws.

29. Construction. This Agreement is the result of negotiations between the parties. No provision of this Agreement will be construed against a party because of such party’s role as the drafter of the provision.

IN WITNESS WHEREOF, the Company and the Employee have executed and delivered this Employment Agreement as of the date first above written.

The Company:

Atmospheric Glow Technologies, Inc.

By:	/s/ Steven D. Harb
Title:	Chairman

The Employee:

/s/ W. Scott McDonald
W. Scott McDonald